Exhibit 10(vi)(d)

                                                                      ADDENDUM A

                          BANK OF NORTH CAROLINA
                     SPLIT DOLLAR AGREEMENT AND ENDORSEMENT

         This SPLIT DOLLAR AGREEMENT AND ENDORSEMENT (this "Agreement") is entered into as of this 21st day of July, 2006 by and between Bank of North Carolina, a North Carolina-chartered commercial bank (the "Bank"), and Ralph N. Strayhorn III, an executive of the Bank (the "Executive"). This Agreement shall append the Split Dollar Policy Endorsement entered into on even date herewith or as subsequently amended, by and between the aforementioned parties.

         WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Executive's life, and

         WHEREAS, the Bank will pay life insurance premiums from its general assets.

         NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE 1
                               GENERAL DEFINITIONS

         Capitalized terms not otherwise defined in this Agreement are used herein as defined in the Salary Continuation Agreement dated as of the date of this Agreement between the Bank and the Executive. The following terms shall have the meanings specified.

         1.1      Administrator means the administrator described in Article 7.
                  -------------

         1.2      Executive's Interest means the benefit set forth in section
                  --------------------
2.2(a).

         1.3      Insured means the Executive.
                  -------

         1.4      Insurer means each life insurance carrier for which there is a
                  -------
Split Dollar Policy Endorsement attached to this Agreement.

         1.5      Net Death Proceeds means the total death proceeds of the
                  ------------------
Policy minus the cash surrender value.

         1.6      Policy means the specific life insurance policy or policies
                  ------
issued by the Insurer.

         1.7      Split Dollar Policy Endorsement means the form required by the
                  -------------------------------
Administrator or the Insurer to indicate the Executive's interest, if any, in a Policy on such Executive's life.

                                    ARTICLE 2
                           POLICY OWNERSHIP/INTERESTS

         2.1      Bank Ownership. The Bank is the sole owner of the Policy and
                  --------------
shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of the remaining death proceeds of the Policy after the Executive's interest is paid according to section 2.2 below.

         2.2      Death Benefit. (a) Executive's Interest If the Policy Is Not
                  -------------
Cancelled. Provided the Policy is not cancelled, surrendered, terminated, or allowed to lapse, at the Executive's death the Executive's beneficiary designated in accordance with the Split Dollar Policy Endorsement shall be entitled to an amount equal to the lesser of (1) 90% of the Net Death Proceeds or (2) $2,000,000 (in either case, the "Executive's Interest"). The Executive shall have the right to designate the beneficiary of the Executive's Interest. The Executive or the Executive's transferee shall also have the right to elect and change settlement options that may be permitted for the Executive's Interest.

         (b) If the Policy Is Cancelled. If the Policy is cancelled, surrendered, terminated, or allowed to lapse, in any such case without replacement, at the Executive's death the Executive's beneficiary designated in accordance with the Split Dollar Policy Endorsement shall be entitled to death proceeds payable by the Bank in an amount in cash equal to the sum of (1) the amount specified in paragraph (a) of this section 2.2, measured at the time the Policy is cancelled, surrendered, terminated, or allowed to lapse, plus (2) a tax gross-up payment to compensate for federal and state income taxes imposed on the benefit specified in clause (1) of this section 2.2(b). The tax gross-up payment required under this clause (2) of section 2.2(b) shall be calculated in two steps, first by dividing the total death benefit specified in clause (1) of this section 2.2(b) by one minus the sum of (x) the highest marginal individual federal income tax rate under the Internal Revenue Code at the time of the Executive's death (offset or reduced to account for the deductibility at the federal level of state income taxes), plus (y) the highest marginal individual state income tax rate under North Carolina law at the time of the Executive's death. Second, the death benefit specified in clause (1) of this section 2.2(b) shall then be subtracted from the amount calculated in that first step. The difference shall be the additional tax gross-up payment to be made to compensate for taxes, regardless of whether it exceeds or is less than taxes imposed on the Executive's estate for "income in respect of a decedent." To illustrate with a simple hypothetical based on an assumed death benefit amount of $100,000 paid directly by the Bank under clause (1) of this section 2.2(b), the additional tax gross-up payment would be calculated as follows if the highest marginal individual income tax rates are 34% (federal) and 7.5% (North Carolina), taking into account the deductibility at the federal level of state income taxes:

         First Step:   $ 100,000 / divided by (1 - ((34% + 7.5%) - (34% x 7.5%))
         ----------
                  =    $ 100,000 / divided by (1 minus 38.95%)
                  =    $ 100,000 / divided by 61.05%, or .6105
                  =    $ 163,800

         Second Step:  $ 163,800 minus $ 100,000
         -----------
                  =    $ 63,800, the amount of the additional tax gross-up
                         payment

         2.3      Option to Purchase. Upon termination of this Agreement, the
                  ------------------
Bank shall not sell, surrender, or transfer ownership of the Policy without first giving the Executive or the Executive's transferee the option to purchase the Policy for a period of 60 days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.

         2.4      Comparable Coverage. The Bank may replace the Policy with a
                  -------------------
comparable insurance policy to cover the benefit provided under this Agreement, in which case the Bank and the Executive shall execute a new Split-Dollar Policy Endorsement for the comparable insurance policy.

         2.5      Internal Revenue Code Section 1035 Exchanges. The Executive
                  --------------------------------------------
recognizes and agrees that the Bank may after this Agreement is adopted wish to exchange the Policy of life insurance on the Executive's life for another contract of life insurance insuring the Executive's life. Provided that the Policy is replaced (or intended to be replaced) with a comparable policy of life insurance, the Executive agrees to provide medical information and cooperate with medical insurance-related testing required by a prospective insurer for implementing the Policy or, if necessary, for modifying or updating to a comparable insurer.

                                    ARTICLE 3
                                    PREMIUMS

         3.1      Premium Payment.  The Bank shall pay any premiums due on the
                  ---------------
Policy.

         3.2      Economic Benefit. The Administrator shall annually determine
                  ----------------
the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "life insurance premium factor" is the minimum factor applicable under guidance published pursuant to Treasury Reg.
section 1.61-22(d)(3)(ii) or any subsequent authority.

         3.3      Imputed Income.  The Bank shall impute the economic benefit to
                  --------------
the Executive on an annual basis, by adding the economic benefit to the Executive's W-2, or if applicable, Form 1099.

                                    ARTICLE 4
                                   ASSIGNMENT

         The Executive may irrevocably assign without consideration all of the Executive's interest in the Policy and in this Agreement to any person, entity, or trust established by the Executive or the Executive's spouse. If the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in this Agreement.

                                    ARTICLE 5
                                     INSURER

         The Insurer shall be bound by the terms of the Policy only. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits, and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

         6.1      CLAIMS PROCEDURE.  Any person or entity who has not received
                  ----------------
benefits under this Agreement that he or she believes should be paid (the "claimant") shall make a claim for benefits as follows:

                  6.1.1    Initiation - Written Claim. The claimant initiates a
                           --------------------------
         claim by submitting to the Administrator a written claim for the benefits. If the claim relates to the contents of a notice received by the claimant, the claim must be made within 60 days after the notice was received by the claimant. All other claims must be made within 180 days after the date of the event that caused the claim to arise. The claim must state with particularity the determination desired by the claimant.

                  6.1.2    Timing of Administrator Response. The Administrator
                           --------------------------------
         shall respond to the claimant within 90 days after receiving the claim. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, before the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

                  6.1.3    Notice of Decision. If the Administrator denies part
                           ------------------
         or all of the claim, the Administrator shall notify the claimant in writing of the denial. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

         (a)      The specific reasons for the denial,

         (b) A reference to the specific provisions of this Agreement on which the denial is based,

         (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

         (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

         (e) A statement of the claimant's right to bring a civil action under ERISA section 502(a) after an adverse benefit determination on review.

         6.2      Review Procedure.  If the Administrator denies part or all of
                  ----------------
the claim, the claimant shall have the opportunity for a full and fair review by the Administrator of the denial, as follows:

                  6.2.1    Initiation - Written Request. To initiate the review,
                           ----------------------------
         the claimant must file with the Administrator a written request for review within 60 days after receiving the Administrator's notice of denial.

                  6.2.2    Additional Submissions - Information Access. The
                           -------------------------------------------
         claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. Upon request and free of charge, the Administrator shall also provide the claimant reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

                  6.2.3    Considerations on Review. In considering the review,
                           ------------------------
         the Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

                  6.2.4    Timing of Administrator Response. The Administrator
                           --------------------------------
         shall respond in writing to the claimant within 60 days after receiving the request for review. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional 60 days by notifying the claimant in writing before the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

                  6.2.5    Notice of Decision. The Administrator shall notify
                           ------------------
         the claimant in writing of its decision on review. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

         (a)      The specific reasons for the denial,

         (b) A reference to the specific provisions of the Agreement on which the denial is based,

         (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

         (d) A statement of the claimant's right to bring a civil action under ERISA section 502(a).

                                    ARTICLE 7
                           ADMINISTRATION OF AGREEMENT

         7.1      Administrator Duties. This Agreement shall be administered by
                  --------------------
an Administrator, which shall consist of the Board or such committee as the Board shall appoint. The Executive may be a member of the Administrator. The Administrator shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (b) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

         7.2      Agents. In the administration of this Agreement, the
                  ------
Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

         7.3      Binding Effect of Decisions. The decision or action of the
                  ---------------------------
Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

         7.4      Indemnity of Administrator. The Bank shall indemnify and hold
                  --------------------------
harmless the members of the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Administrator or any of its members.

         7.5      Information. To enable the Administrator to perform its
                  -----------
functions, the Bank shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the retirement, death, or Separation From Service of the Executive, and such other pertinent information as the Administrator may reasonably require.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1      Amendment and Termination of Agreement.  This Agreement may be
                  --------------------------------------
amended or terminated solely by a written agreement signed by the Bank and the Executive. However, this Agreement shall terminate upon the first to occur of any of the following -

         (a) distribution of the death benefit proceeds in accordance with section 2.2 above,

         (b)      the Executive's Separation from Service before Normal
                  Retirement Age,

         (c) termination of the Salary Continuation Agreement or termination of the Executive's entitlement to death benefits under the Salary Continuation Agreement under Articles 3 and 5 of the Salary Continuation Agreement.

         8.2      Binding Effect.  This Agreement shall bind the Executive and
                  --------------
the Bank and their beneficiaries, survivors, executors, administrators, and transferees, and any Policy beneficiary.

         8.3      No Guarantee of Employment. This Agreement is not an
                  --------------------------
employment policy or contract. It does not give the Executive the right to remain an employee of the Bank nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.4      Successors; Binding Agreement. By an assumption agreement in
                  -----------------------------
form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no succession had occurred.

         8.5      Applicable Law.  This Agreement and all rights hereunder shall
                  --------------
be governed by and construed according to the laws of the State of North Carolina, except to the extent preempted by the laws of the United States of America.

         8.6      Entire Agreement. This Agreement and the Salary Continuation
                  ----------------
Agreement constitute the entire agreement between the Bank and the Executive concerning the subject matter. No rights are granted to the Executive under this Agreement other than those specifically set forth.

         8.7      Severability. If any provision of this Agreement is held
                  ------------
invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision not held invalid, and the remainder of the provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

         8.8      Headings.  Headings and subheadings herein are included solely
                  --------
for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

         8.9      Notices. All notices, requests, demands and other
                  -------
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Bank at the time of the delivery of such notice, and properly addressed to the Bank if addressed to the board of directors, Bank of North Carolina, 831 Julian Avenue, P.O. Box 1148, Thomasville, North Carolina 27361-1148.

         IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have executed this Agreement as of the date first written above.

EXECUTIVE:                                     BANK:
                                               Bank of North Carolina
/s/ Ralph N. Strayhorn III
-----------------------------
Ralph N. Strayhorn III                         By:  /s/ W. Swope Montgomery, Jr.
                                                    ----------------------------
                                                    W. Swope Montgomery, Jr.
                                               Its: President and
                                                    Chief Executive Officer

         AGREEMENT TO COOPERATE WITH INSURANCE UNDERWRITING INCIDENT TO
                  INTERNAL REVENUE CODE SECTION 1035 EXCHANGE

         I acknowledge that I have read the Split Dollar Agreement and Endorsement and agree to be bound by its terms, particularly the covenant on my part set forth in section 2.5 of the Split Dollar Agreement and Endorsement to provide medical information and cooperate with medical insurance-related testing required by an insurer to issue a comparable insurance policy to cover the benefit provided under this Split Dollar Agreement and Endorsement.

/s/ David B. Spencer                                /s/ Ralph N. Strayhorn III
--------------------                                ----------------------------
Witness                                             Ralph N. Strayhorn III

                         SPLIT DOLLAR POLICY ENDORSEMENT

Insured: Ralph N. Strayhorn III
Insurer:
Policy No.

         Pursuant to the terms of the Bank of North Carolina Split Dollar Agreement and Endorsement dated as of July 21, 2006, the undersigned Owner requests that the above-referenced policy issued by the Insurer provides for the following beneficiary designation and limited contract ownership rights to the
Insured:

         1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of its interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

         2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

            PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

           CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive rights to change the beneficiary for the proceeds payable under this paragraph, to elect any optional method of settlement for the proceeds paid under this paragraph that is available under the terms of the policy, and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise the rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

         3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

         4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

         The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is executed.

         Signed at Greensboro, North Carolina the 21st day of July, 2006.

INSURED:                                       OWNER:
                                               Bank of North Carolina
/s/ Ralph N. Strayhorn
----------------------
Ralph N. Strayhorn III
                                               By:  /s/ David B. Spencer
                                                    ----------------------------
                                               Its: Executive Vice President and
                                                    Chief Financial Officer